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                                                                    EXHIBIT 99.1

                          [FORM OF FRONT OF PROXY CARD]

                               SPEEDFAM-IPEC, INC.

              SPECIAL MEETING OF SHAREHOLDERS -- October ___, 2002

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Richard J. Faubert and J. Michael Dodson as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Shareholders of SpeedFam-IPEC, Inc. at the Company's headquarters, 300 North 56th Street, Chandler, Arizona 85226, on October ___, 2002, at 9:00 a.m. MST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Shareholder:

        Please take note of the important information enclosed with this Proxy Card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Shareholders, to be held on October ___, 2002. Thank you in advance for your prompt consideration of these matters.

Sincerely, SpeedFam-IPEC, Inc.

The Board of Directors recommends a vote FOR the proposal outlined below.

1. To adopt the Agreement and Plan of Reorganization, dated as of August 11, 2002, among SpeedFam-IPEC, Inc., Novellus Systems, Inc. and NHL Acquisition-Sub, Inc., a wholly-owned subsidiary of Novellus Systems, Inc. Under the reorganization agreement, NHL Acquisition-Sub, Inc. will merge with and into SpeedFam-IPEC, Inc. and SpeedFam-IPEC, Inc. will survive the merger as a wholly-owned subsidiary of Novellus Systems, Inc. In the merger, holders of outstanding shares of common stock of SpeedFam-IPEC, Inc. will receive 0.1818 of a share of common stock of Novellus Systems, Inc. for each share of SpeedFam-IPEC, Inc. common stock.

                  [   ] FOR         [   ] AGAINST         [   ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Special Meeting or any adjournment(s) of the Special Meeting.
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MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

        Please sign exactly as your name(s) appear(s) on the books of SpeedFam-IPEC, Inc. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature                                              Date
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Signature                                              Date
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